Exhibit 99.1
Erickson Reports Fourth Quarter and Full Year 2015 Financial Results

•	Full-year revenue of $298 million and Adjusted EBITDA of $59 million, approximating revised guidance

•	Achieved $10 million of cost savings in 2015 compared to 2014

•	Free cash flow of $(5) million for 2015, a $38 million improvement compared to 2014

March 3rd, 2016 9:00 AM Eastern Time

PORTLAND, Ore.--(GLOBE NEWSWIRE)--Erickson Inc. (NASDAQ: EAC) (“Erickson,” the “Company,” “we,” “us” and “our”), a leading global provider of aviation services, today announced fourth quarter and full year 2015 financial results.

“2015 was a challenging year for Erickson as several of our end markets were contracting and under duress. This resulted in disappointing revenue and income results. We finished 2015 approximately in line with our revised guidance on revenue and Adjusted EBITDA. We have largely completed our transformation plan and delivered cost savings and cash flow improvements. We continue to pivot the business to longer-term contracts to reduce the impact of seasonality, and improve the stability of our cash flows. Our ongoing attention to fleet rationalization is in direct correlation to addressing market needs and improving asset utilization,” said Jeff Roberts, President and CEO.
Fourth Quarter 2015 Highlights

•	MRO revenue growth of 57%, excluding aircraft sales

•	Contract extension with Repsol Peru in South America for the exclusive use of one Aircrane

•	Contract extension with NATO and Hellenic Fire Dept. for the exclusive use of three Aircranes for two years
Full Year 2015 Highlights

•	92% MRO revenue growth compared to 2014, excluding aircraft sales

•	Achieved $10 million of cost savings in 2015 compared to 2014

•	Free cash flow of $(5) million for 2015, a $38 million improvement compared to 2014
Recent Highlights

•	New contract award to provide various fixed wing aerial transport services for the Department of Defense in Africa

•	Annual heli-logging contract extensions with Helifor and Western Forest Products for the exclusive use of an Aircrane for each contract

•	New contract award to refurbish two, super heavy lift MH-53E Sea Dragons for the United States Navy

•	New contract win with Sterlite Grid to place high voltage powerlines in the Pir Panjel mountain range in India

Fourth Quarter Results
Erickson recorded net revenue of $60.9 million for the fourth quarter of 2015, compared to net revenue of $73.2 million for the fourth quarter of 2014. Fourth quarter 2015 loss from operations was $15.5 million, a decrease of $19.6 million compared to income from operations of $4.1 million for the same period in 2014. Fourth quarter 2015 income from operations included asset impairments of $8.1 million. Fourth quarter 2015 Adjusted EBITDA was $8.5 million compared to $14.2 million for the same period in 2014.

Full Year Results
Net revenue for the year ended December 31, 2015, was $297.5 million compared to net revenue of $346.6 million for the full year 2014. Full year 2015 loss from operations was $54.8 million compared to income from operations of $22.3 million for the same period in 2014. Full year 2015 income from operations included goodwill and asset impairments of $65.1 million. Full year 2015 Adjusted EBITDA was $58.7 million compared to $83.8 million for the same period in 2014.

Closing Comments
Jeff Roberts concluded, “We are beginning to see improvement in the pipeline and backlog, and are cautiously optimistic for the second half of 2016. However, we expect that challenging market conditions will persist for the first half of 2016. While we have seen improvements in our cost base and cash flow, there is still additional work to be done. We believe that our efforts to reconstitute our aerial assets and build on our existing strength in MRO capabilities will best prepare us to respond to market demand.”

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release contains certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDAR, and free cash flows. While non-GAAP financial measures are not superior to or a substitute for the comparable GAAP measures, Erickson believes certain non-GAAP information is useful to investors for historical comparison purposes and because it provides additional information on the performance of the Company’s business. Erickson management also uses these non-GAAP financial measures to assess the Company’s financial and operating performance and to compare that performance against results from prior periods and the performance of Erickson’s competitors. Erickson management also uses this information in its financial and operating decision-making.

Conference Call
Jeff Roberts, the Company’s President and Chief Executive Officer, and Eric Struik, the Company’s Chief Financial Officer, will host a conference call at 11:00 a.m. ET on Thursday, March 3, 2016 to discuss the results, followed by a question and answer session for the investment community. To access the call, dial toll-free 1-888-503-8169 or 1-719-325-2244 (international).
To listen to a telephonic replay of the conference call, dial toll-free 1-877-870-5176 or 1-858-384-5517 (international) and enter pass code 4311704. The replay will be available beginning at 8:00 p.m. ET on March 3, 2016 and will last through 11:59 p.m. ET on March 17, 2016.
####

About Erickson
Erickson is a leading global provider of aviation services specializing in government services, manufacturing and MRO, and commercial services such as firefighting, energy construction, timber harvesting, HVAC & specialty, and oil and gas. As of December 31, 2015, Erickson’s fleet consisted of 74 rotary-wing (light, medium, and heavy) and fixed-wing aircraft, including 20 heavy-lift S-64 Aircranes. Founded in 1971, Erickson is headquartered in Portland, Oregon, USA, and maintains operations in North America, South America, Europe, the Middle East, Africa, Asia Pacific, and Australia. For more information, please visit our Web site at http://www.ericksoninc.com

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, all of the statements, expectations and assumptions contained in this news release, including statements, expectations and assumptions about Company growth and prospects for its business units, are forward-looking statements that involve a number of risks and uncertainties. Although Erickson attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors which could cause actual results to differ materially include the following: reliance on economic conditions and trends in the aerial services and MRO sectors; success in sales growth; loss or non-renewal of large contracts; reductions or delays in customer orders; competition; reliance on a small number of large customers; the impact of government spending, including reduced Department of Defense spending in Afghanistan; our substantial indebtedness; our failure to obtain any required financing on favorable terms; compliance with debt obligations and covenants; risks associated with and dependence on collaborative relationships; weather and seasonal fluctuations that impact aerial services activities; our ability to keep pace with changes in technology; significant changes in demand for the fleet of aircraft we offer; hazards associated with our aerial operations, which may be uninsured; our safety record; risks associated with international operations, including doing business in developing countries and politically or economically volatile areas; the impact of product liability and product warranties; the impact of environmental and other regulations, including the FAA and similar international regulatory bodies; our ability to accurately forecast financial guidance; the ability to attract and retain qualified personnel; fluctuations in the price of fuel; the impact of changes in the value of foreign currencies; other risk factors set forth from time to time in the SEC filings for Erickson, copies of which are available free of charge upon request from the Erickson investor relations department. Erickson assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by law.

Source: Erickson Incorporated

ERICKSON INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	As of December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$2,129	$5,097
Restricted cash	373	567
Accounts receivable, net	40,520	44,350
Prepaid expenses and other current assets	5,233	9,457
Total current assets	48,255	59,471
Aircraft, net	186,132	225,395
Aircraft support parts, net	139,609	137,593
Assets held for sale	12,348	—
Property, plant and equipment, net	25,553	23,461
Other assets	10,261	12,006
Other intangible assets, net	15,787	20,053
Goodwill, net	163,708	215,241
Total assets	$601,653	$693,220
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,660	$19,844
Current portion of long-term debt	8,205	2,438
Accrued and other current liabilities	17,828	19,349
Total current liabilities	39,693	41,631
Credit facility	96,165	87,062
Long-term debt, less current portion	364,782	360,359
Other liabilities	11,720	23,155
Total liabilities	512,360	512,207
Equity:
Erickson Incorporated shareholders’ equity:
Common stock; $0.0001 par value; 110,000,000 shares authorized; 13,895,421 and 13,823,818 issued and outstanding at December 31, 2015 and 2014, respectively	1	1
Additional paid-in capital	181,259	181,018
Retained earnings	(84,901)	1,812
Accumulated other comprehensive loss, net of tax	(7,789)	(2,544)
Total Erickson Incorporated shareholders’ equity	88,570	180,287
Noncontrolling interests’ equity	723	726
Total equity	89,293	181,013
Total liabilities and equity	$601,653	$693,220

ERICKSON INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Revenues, net:
Commercial Aviation Services	$31,888	$33,019	$160,885	$177,261
Global Defense and Security	21,013	34,591	105,158	154,057
Manufacturing and MRO	8,005	5,592	31,477	15,291
Total revenues	60,906	73,202	297,520	346,609
Cost of revenues:
Commercial Aviation Services	28,383	33,726	129,018	129,978
Global Defense and Security	20,625	23,701	97,035	124,574
Manufacturing and MRO	6,773	3,287	24,192	11,163
Total cost of revenues	55,781	60,714	250,245	265,715
Gross profit (loss):
Commercial Aviation Services	3,505	(707)	31,867	47,283
Global Defense and Security	388	10,890	8,123	29,483
Manufacturing and MRO	1,232	2,305	7,285	4,128
Total gross profit	5,125	12,488	47,275	80,894
Operating expenses:
General and administrative	10,809	6,206	28,891	26,606
Research and development	789	943	2,675	3,782
Selling and marketing	906	1,283	5,449	6,904
Impairment of goodwill	—	—	49,823	21,272
Impairment of other assets	8,093	—	15,236	—
Total operating expenses	20,597	8,432	102,074	58,564
Operating income (loss)	(15,472)	4,056	(54,799)	22,330
Interest expense, net	(9,194)	(8,934)	(37,073)	(35,800)
Other income (expense), net	3,449	1,000	517	(1,193)
Net loss before income taxes and noncontrolling interests	(21,217)	(3,878)	(91,355)	(14,663)
Income tax benefit	(4,556)	(1,393)	(4,723)	(4,432)
Net loss	(16,661)	(2,485)	(86,632)	(10,231)
Less: Net (income) loss related to noncontrolling interests	(35)	34	(81)	(61)
Net loss attributable to Erickson Incorporated	$(16,696)	$(2,451)	$(86,713)	$(10,292)
Loss per share—Basic and Diluted	$(1.21)	$(0.18)	$(6.27)	$(0.75)
Weighted average shares outstanding—Basic and Diluted	13,843,902	13,810,587	13,833,552	13,800,494

ERICKSON INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(16,661)	$(2,485)	$(86,632)	$(10,231)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,430	7,805	42,314	34,903
Impairment of goodwill	—	—	49,823	21,272
Impairment of other assets	8,093	—	15,236	—
Deferred income taxes	(46)	483	(2,943)	(7,790)
Amortization of debt issuance costs	723	606	2,660	2,433
Non-cash interest expense	243	98	886	324
Stock-based compensation	83	245	294	861
Other non-cash (income) expense, net	4,129	(1,974)	3,855	(2,535)
Changes in operating assets and liabilities:
Accounts receivable	14,610	21,244	3,003	19,719
Prepaid expenses and other current assets	343	848	4,003	(5,110)
Aircraft support parts, net	11,222	(3,602)	3,384	(17,240)
Aircraft held for sale	400	—	2,400	—
Other assets	(2,536)	1,370	(278)	5,602
Accounts payable	(6,569)	(2,695)	(5,707)	(8,856)
Accrued and other current liabilities	(11,730)	(17,183)	1,151	(20,023)
Other liabilities	(14,805)	463	(12,281)	655
Net cash provided by (used in) operating activities	(1,071)	5,223	21,168	13,984
Cash flows from investing activities:
Purchases of aircraft and property, plant and equipment	(5,497)	(4,100)	(26,126)	(56,807)
Proceeds from sale-leaseback of aircraft	—	—	5,078	24,660
Restricted cash	(31)	(119)	104	2,222
Increase in other assets	—	(126)	—	(126)
Dividends paid to non-controlling interest	—	4	—	(69)
Net cash used in investing activities	(5,528)	(4,341)	(20,944)	(30,120)
Cash flows from financing activities:
Proceeds from shareholders, net	—	—	—	414
Credit facility payments	(39,787)	(57,847)	(180,231)	(206,686)
Credit facility borrowings	50,400	60,946	188,890	227,939
Long-term debt payments, including capital lease payments	(2,906)	—	(6,895)	—
Other long-term (payments) borrowings	(36)	(35)	(156)	409
Debt issuance costs	(77)	(32)	(224)	(371)
Shares withheld for payment of taxes	(10)	(45)	(53)	(211)
Net cash provided by financing activities	7,584	2,987	1,331	21,494
Effect of foreign currency exchange rates on cash and cash equivalents	(554)	(1,331)	(4,523)	(2,142)
Net change in cash and cash equivalents	431	2,538	(2,968)	3,216
Cash and cash equivalents at beginning of period	1,698	2,559	5,097	1,881
Cash and cash equivalents at end of period	$2,129	$5,097	$2,129	$5,097

ERICKSON INCORPORATED AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share data)
(Unaudited)

The following tables reconcile the non-GAAP financial measures appearing in this press release to the most directly comparable GAAP measures:

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
EBITDA, Adjusted EBITDA and Adjusted EBITDAR Reconciliation:
Net loss attributable to Erickson Incorporated	$(16,696)	$(2,451)	$(86,713)	$(10,292)
Interest expense, net	9,194	8,934	37,073	35,800
Tax benefit	(4,556)	(1,393)	(4,723)	(4,432)
Depreciation and amortization	11,430	7,805	42,314	34,903
Amortization of debt issuance costs	723	606	2,660	2,433
EBITDA	95	13,501	(9,389)	58,412
Impairment of goodwill	—	—	49,823	21,272
Impairment of other assets	8,093	—	15,236	—
Restructuring costs	96	401	2,545	1,482
Unrealized foreign currency exchange losses	172	113	467	387
Stock-based compensation	83	245	294	861
Gain on early extinguishment of debt	(653)	—	(806)	—
Acquisition and integration related expenses	134	30	195	1,687
Other non-cash items, net	460	(95)	338	(348)
Adjusted EBITDA	8,480	14,195	58,703	83,753
Aircraft lease expenses	3,899	4,924	16,997	20,198
Adjusted EBITDAR	$12,379	$19,119	$75,700	$103,951

Free Cash Flow:
Net cash provided by (used in) operating activities	$(1,071)	$5,223	$21,168	$13,984
Add: Purchases of aircraft and property, plant and equipment	(5,497)	(4,100)	(26,126)	(56,807)
Free cash flow	$(6,568)	$1,123	$(4,958)	$(42,823)